SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On September 7, 2006, information about Moog Inc. (the "Company"), including financial projections, will be distributed at a conference sponsored by Gabelli & Company.

The Company is reaffirming its outlook for net sales and diluted earnings per share for fiscal years 2006 and 2007. For 2006, sales are forecast to be $1.290 billion and diluted earnings per share are forecast to be $1.96.  For 2007, sales and forecast to be in the range of $1.428 billion to $1.448 billion and diluted earnings per share are forecast to be in the range of $2.21 to $2.29.  These are the same ranges included in our Form 8-K dated and filed on July 28, 2006, that was subsequently updated by our Form 8-K dated and filed on August 28, 2006.

The information in this report being furnished pursuant to Item 7.01 of form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated:

September 7, 2006

By:

/s/ Donald R. Fishback

Name:

Donald R. Fishback

Controller